Exhibit 15.2


                           Accountants' Acknowledgment


The Owners of
Bottling Group, LLC

The Board of Directors of
PepsiCo, Inc.

With respect to the registration statement listed below filed by Bottling Group, LLC, we acknowledge our awareness of the use therein of our report dated October 7, 2003 related to our review of interim financial information of PepsiCo, Inc. for the twelve and thirty-six weeks ended September 6, 2003, incorporated by reference in the Quarterly Report on Form 10-Q of Bottling Group, LLC for the twelve and thirty-six weeks ended September 6, 2003.

   o   Form S-3 dated August 26, 2003     (File No. 333-108225)

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such reports are not considered part of a registration statement prepared or certified by an accountant, or reports prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                                                  /S/  KPMG LLP

New York, New York
October 17, 2003